Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Forward Pharma A/S 2014 Omnibus Equity Incentive Compensation Plan, of our report dated March 25, 2015, with respect to the consolidated financial statements of Forward Pharma A/S included in its Annual Report (Form 20-F) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young P/S
Copenhagen, Denmark
April 9, 2015